DISTRIBUTION PLAN AGREEMENT



J.P. Morgan Institutional Funds
60 State Street
Boston, MA 02109

Ladies and Gentlemen:

We wish to enter into an Agreement with J.P. Morgan Institutional Funds (the "Trust") to provide distribution assistance relating to shares ("Shares") of each series (each, a "Fund") of the Trust set forth on Exhibit A hereto, as such Exhibit may be revised from time to time. This Agreement is being entered into pursuant to the Trust's Distribution Plan (the "Plan"). The terms and conditions of this Agreement are as follows:

         1. We agree to provide reasonable assistance in connection with the sale of Shares of the Funds, which assistance may include distributing sales literature, marketing and advertising. If we are restricted or unable to provide the services contemplated above, we agree not to perform such services and not to accept fees thereafter. Our acceptance of any fees hereunder shall constitute our representation (which shall survive any payment of such fees and any termination of this Agreement and shall be reaffirmed each time we accept a fee hereunder) that our receipt of such fee is lawful.

         2. We shall provide such office space and equipment, telephone facilities and personnel (which may be all or any part of the space, equipment and facilities currently used in our business, or all or any personnel employed by us) as is necessary or beneficial for providing services hereunder. We shall transmit promptly to clients all communications sent to us for transmittal to clients by or on behalf of any Fund, or the Fund's (or its corresponding master portfolio's) investment adviser, distributor, custodian or transfer or dividend disbursing agent.

         3. We agree that neither we nor any of our employees or agents are authorized to make any representation concerning Shares of any Fund, except those contained in the then current Prospectus for such Fund, copies of which will be supplied by the Trust to us in reasonable quantities upon request, or in such supplemental sales literature or advertising materials as may be authorized by the Trust in writing.

         4. For all purposes of this Agreement we will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust or the Trust's distributor in any matter or in any respect. We and our employees will, upon request, be available during normal business hours to consult with the Trust's representatives concerning the performance of our responsibilities under this Agreement.

         5. The Trust reserves the right, at its discretion and without notice, to suspend or withdraw the sale of Shares of any or all of the Funds.

         6. We acknowledge that this Agreement shall become effective for a Fund only when approved by vote of a majority of (i) the Trust's Trustees and (ii) Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940, as amended (the "Act")) of the Trust and have no direct or indirect financial interest in the operation of the Plan or in this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

         7. This Agreement shall continue until the last day of this calendar year, and thereafter shall continue automatically for successive annual periods ending on the last day of each calendar year. Such continuance must be approved specifically at least annually by a vote of a majority of (i) the Trust's Trustees and (ii) Trustees who are not "interested persons" (as defined in the Act) of the Trust and have no direct or indirect financial interest in the operation of the Plan or in this Agreement, cast in person at a meeting called for the purpose of voting on such approval. As to each Fund, this Agreement is terminable without penalty, at any time, by a vote of a majority of the Trust's Trustees who are not "interested persons" (as defined in the Act) and have no direct or indirect financial interest in the operation of the Plan or in this Agreement or, upon not more than 60 days' written notice, by a vote of holders of a majority of the Fund's Shares. In addition, the Trust may terminate this Agreement as to any or all Funds immediately, without penalty, if the present investment adviser of such Fund's corresponding master portfolio ceases to serve the master portfolio in such capacity. Notwithstanding anything contained herein, if we fail to perform the distribution functions contemplated herein by the Trust as to any or all of the Funds, this Agreement shall be terminable effective upon our receipt of notice thereof. This Agreement also shall terminate automatically in the event of its assignment (as defined in the Act).

         8. In consideration of the services and facilities described herein, we shall be entitled to receive from the Trust, and the Trust agrees to pay to us, the fee set forth on Schedule 1 hereto. We understand that any payments pursuant to this Agreement shall be paid only so long as this Agreement and the Plan adopted by the Trust are in effect. We agree that no Trustee, officer or shareholder of the Trust shall be liable individually for the performance of the obligations hereunder or for any such payments.

         9. We agree to provide to the Trust and Morgan Guaranty Trust Company of New York and each applicable Fund such information relating to our services hereunder as may be required to be maintained by the Trust and/or such Fund under applicable federal or state laws, and the rules, regulations, requirements or conditions of applicable regulatory and self-regulatory agencies or authorities.

         10. This Agreement shall not constitute either party the legal representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other party.

         11. All notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telecopier, telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Trust shall be given or sent to the Trust at 60 State Street, Boston, MA 02109, Attention: Funds Management Legal, and all notices to us shall be given or sent to us at our address which shall be furnished to you in writing on or before the effective date of this Agreement.

         12. This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.


                                Very truly yours,


                              [NAME OF SALES AGENT]

                                          By:___________________________
                                      Name:
Date____________________                          Title:


     NOTE: Please return both signed copies of this Agreement to the Trust. Upon acceptance, one countersigned copy will be returned for your files.

                                                     ACCEPTED AND AGREED TO:
                                         J.P. Morgan Institutional Funds

                                         By:____________________________
                                      Name:
Date___________________                           Title:

                                          J.P. MORGAN INSTITUTIONAL FUNDS
                                            Distribution Plan Agreement

                                                     EXHIBIT A





                                                                         Maximum Fee as a Percentage of
                                                                          Average Daily Net Assets of shares
                                                                          Beneficially Owned by Clients of
Name of Series                                                            Sales Agent                            Effective
----------------                                                          ---------------------                  ----------
Date
----
J.P. Morgan Small Company Fund      -Advisor Series                             0.25%                              TBA
J.P. Morgan Small Company Opportunities Fund-Advisor Series            0.25%                              TBA
J.P. Morgan International Equity Fund-Advisor Series                   0.25%                              TBA
J.P. Morgan International Opportunities Fund-Advisor Series                     0.25%                              TBA
J.P. Morgan U.S. Equity Fund-Advisor Series                            0.25%                              TBA
J.P. Morgan Bond Fund-Advisor Series                                            0.25%                              TBA
J.P. Morgan Diversified Fund-Advisor Series                            0.25%                              TBA
J.P. Morgan Institutional Prime Cash Management Fund                   0.50%                              5/17/00
J.P. Morgan Disciplined Equity Fund-Advisor Series                     0.25%                              2/8/00
J.P. Morgan Prime Money Market Reserves Fund                                    0.25%                              6/1/99
J.P. Morgan Treasury Money Market Reserves Fund                                 0.25%                              6/1/99











                                                     SCHEDULE 1

                                            Distribution Plan Agreement

                                                      between

                                          J.P. Morgan Institutional Funds

                                                        and

                                      ---------------------------------------
                               Name of Sales Agent


                           The Sales Agent will be paid a monthly fee based upon the average daily value of the Shares owned by shareholders for whom the Sales Agent is the holder of record or dealer of record at the following annual rate:

                                    .__ of 1%

                           For purposes of determining the fees payable hereunder, the average daily net asset value of each Share shall be computed in the manner specified in the Fund's charter or organization documents and the then current Prospectus and Statement of Additional Information.




                           Dated:  _______________